UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2013

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-7221	36-1115800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 14, 2013, Motorola Solutions, Inc. (the “Company”) announced that Edward J. Fitzpatrick, Executive Vice President and Chief Financial Officer, would no longer be serving as Chief Financial Officer or principal financial officer, effective immediately. Mr. Fitzpatrick’s departure is not as a result of any dispute or disagreement over the Company’s accounting principles or practices, financial statement disclosures, ethics policy or otherwise. To assist in the orderly transition of the Chief Financial Officer position, Mr. Fitzpatrick will continue as an Executive Vice President of the Company for a period of time to be determined by Mr. Fitzpatrick and the Company. Upon Mr. Fitzpatrick’s separation from the Company, he will be entitled to receive severance benefits under the terms of the Company’s compensatory and benefit plans and arrangements available to senior executive officers.

(c)

On August 14, 2013, the Board of Directors of the Company appointed Gino A. Bonanotte, 48, the Company’s Corporate Vice President, Finance, Sales & Field Operations as acting Chief Financial Officer, effective immediately. Mr. Bonanotte has served as the Company’s Corporate Vice President, Finance, Sales & Field Operations since October 2012. The Company has initiated a search to identify a permanent Chief Financial Officer. A copy of the press release announcing the executive change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Bonanotte joined the Company in 1988 and has held a number of global financial leadership positions, including: Corporate Vice President, Finance, Sales and Field Operations, since October 2012; Corporate Vice President, Finance, Product and Business Operations and Americas Field Operations from September 2010 to October 2012; Vice President, Finance, North America & Latin America Field Operations, Enterprise Mobility Solutions Business from December 2009 to September 2010; and Vice President, Finance, North America, Government and Public Safety, Enterprise Mobility Solutions Business from January 2009 to December 2009.

There are no family relationships between Mr. Bonanotte and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)

In connection with Mr. Bonanotte’s appointment as Corporate Vice President and Acting Chief Financial Officer, the Compensation and Leadership Committee of the Board of Directors of the Company approved the following compensatory arrangements covering Mr. Bonanotte:

1. Mr. Bonanotte’s annualized base salary was increased to $365,000;

2. The establishment of Mr. Bonanotte’s target award under the Company’s cash-based pay-for-performance short term incentive plan (the “short term incentive plan”) with a target payout at 65% of his Eligible Earnings (as defined under the short term incentive plan);

3. A grant of 3,032 of restricted stock units (the “RSUs”) under the Company’s Omnibus Incentive Plan of 2006 (the “Omnibus Plan”), on August 14, 2013, which RSUs will vest in three equal annual installments on August 14, 2014, August 14, 2015 and August 14, 2016, subject to his continued employment;

4. A grant of non-qualified stock options (the “Options”) under the Omnibus Plan to acquire 16,040 shares of the Company’s common stock on August 14, 2013. The exercise price for the Options will be $57.71, the closing price for a share of the Company’s common stock on August 14, 2013. The expiration date of the Options, subject to certain conditions, is August 14, 2023. The Options will vest in three equal annual installments on August 14, 2014, August 14, 2015 and August 14, 2016, subject to his continued employment; and

5. Mr. Bonanotte will be eligible to participate in all of the Company’s compensatory and benefit plans and arrangements available to its most senior executive officers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release by Motorola Solutions, Inc. dated August 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: August 14, 2013	By:	/s/ Mark S. Hacker

Name: Mark S. Hacker Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by Motorola Solutions, Inc. dated August 14, 2013.